Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 1, 2013, by and between WILLDAN GROUP, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.                                    Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 1, 2012, as amended from time to time (“Credit Agreement”).

B.                                    Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the “Prior Line of Credit”), which is evidenced by that certain Revolving Line of Credit Note dated January 1, 2012, as modified from time to time (the “Prior Line of Credit Note”).  The Prior Line of Credit Note matures and becomes due and payable in full on April 1, 2013 and as of the date hereof, the outstanding principal balance under the Prior Line of Credit is $3,000,000.00, plus accrued but unpaid interest.

C.                                    Borrower is currently in default under the terms of the Credit Agreement for the following financial covenant violations; (i) failure to meet the net income after taxes requirement in Section 4.9 (a) of the Credit Agreement on June 29, 2012, September 28, 2012, December 31, 2012 and March 29, 2013; and (ii) failure to meet the Total Funded Debt to EBITDA requirement in Section 4.9 (b) of the Credit Agreement on June 29, 2012, September 28, 2012, December 31, 2012 and March 29, 2013 (collectively, the “Existing Defaults”).

D.                                    Borrower has requested that Bank restructure the Prior Line of Credit and waive the Existing Defaults, and Bank has agreed to the foregoing, subject to the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests, guaranties, or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

1.                                      Amendment to Sections 1.1 (a) & (b).  Sections 1.1 (a) & (b) of the Credit Agreement are hereby deleted in their entirety, and the following substituted therefor:

“(a)                                      Line of Credit.  Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 1, 2014, not to exceed at any time the aggregate principal amount of Five Million Dollars ($5,000,000.00) (“Line of Credit”), the proceeds of which shall be used first, to refinance Borrower’s Prior Line of Credit with Bank, and second, to finance Borrower’s working capital requirements.  Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of April 1, 2013 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)                                            Letter of Credit Subfeature.  As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00).  The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion.  Other than the previously issued Letter of Credit dated September 10, 2009 which expires on June 30, 2016, no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit.  The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder.  Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof.  Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit.  In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.”

2.                                      Amendment to Section 1.2 (a).  Section 1.2 (a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“(a)                                      Interest.  The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.”

3.                                      Amendment to Section 1.4.  Section 1.4 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.4.                       COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower’s accounts receivable and other rights to payment, general intangibles, inventory and equipment.

As security for all indebtedness and other obligations of Borrower to Bank, Borrower hereby grants to Bank a security interest in all funds, including both principal and interest, deposited to Borrower’s Demand Deposit Account #4968099630.

As security for all indebtedness and other obligations of Borrower to Bank, Borrower shall cause Willdan Financial Services, Willdan Engineering, Willdan Homeland Solutions and any other Subsidiary to grant to Bank security interests of first priority in all accounts receivable and other rights to payment, general intangibles, inventory and equipment.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank.  Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.”

4.                                                 Amendment to Section 2.5.  Section 2.5 of the Credit Agreement is hereby amended by deleting “December 31, 2010” as the date of Borrower’s most current annual financial statement delivered to Bank, and by substituting “December 31, 2012” for said date.

5.                                                  Amendment to Section 3.1 (b).  Section 3.1 (b) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“(b)                                      Documentation.  Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)                                 This Agreement and each promissory note or other instrument or document required hereby.

(ii)                              Corporate Resolution: Borrowing.

(iii)                           Corporate Resolution: Continuing Guaranty (4).

(iv)                          Corporate Resolution: Third Party Collateral (3).

(v)                             Certificate of Incumbency (5).

(vi)                          Continuing Guaranty from each guarantor listed in Section 1.5 hereof.

(vii)                       Continuing Security Agreement: Rights to Payments and Inventory.

(viii)                    Security Agreement: Equipment.

(ix)                          Third Party Security Agreement: Rights to Payments and Inventory (3).

(x)                             Third Party Security Agreement: Equipment (3).

(xi)                          Such other documents as Bank may require under any other Section of this Agreement.”

6.                                                  Amendment to Section 4.3.  Section 4.3 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.3.                       FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)                                         not later than 30 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flow;

(b)                                            not later than 30 days after and as of the end of each month, copies of Borrower’s current brokerage statements;

(c)                                             not later than the last day of each month end, a list of the names of all Borrower’s and Subsidiary’s bankrupt and distressed account debtors;

(d)                                            not later than each January 1, Borrower’s annual financial projections, in a format acceptable to Bank, to include balance sheet, income statement and statement of cash flow;

(e)                                             not later than 100 days after and as of the end of each fiscal year, a copy of Borrower’s 10-K report as filed with the Securities and Exchange Commission;

(f)                                              not later than 50 days after and as of the end of each fiscal quarter, a copy of Borrower’s 10-Q report as filed with the Securities and Exchange Commission;

(g)                                             from time to time such other information as Bank may reasonably request.”

7.                                                  Amendment to Section 4.9.  Section 4.9 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.9.            FINANCIAL CONDITION.  Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)                                 Tangible Net Worth not less than $15,500,000.00 on June 30, 2013, $16,500,000.00 on September 30, 2013 and $17,500,500.00 on December 31, 2013 and anytime thereafter, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.”

8.                                                  Amendment to Section 7.2.  Section 7.2 is hereby amended by deleting the reference to “Greater Los Angeles East Regional Commercial Banking Office, 1000 Lakes Drive, 2nd Floor, West Covina, CA 91790” as Bank’s address, and by substituting in its place “333 South Grand Avenue, 9th Floor, Los Angeles, CA 90071-1504.”

9.                                                  Restructuring Fee.  In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $25,000.00 (the “Restructuring Fee”).

10.                                           Conditions Precedent.  The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank’s satisfaction of all of the following conditions by no later than May 6, 2013:

(a)                                 Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)                                     This Amendment.

(ii)                                  The Line of Credit Note.

(iii)                               Billing Invoice.

(iv)                              Corporate Resolution: Continuing Guaranty (3).

(v)                                 Certificate of Incumbency (3).

(vi)                              Immediately Restricted Wells Fargo Bank, National Association Deposit Account.

(vii)                           Guarantors’ Consent, Reaffirmation and General Release attached hereto.

(viii)                        Such other documents as Bank may require under any other section of this Amendment.

(b)                                 Restructuring Fee.  Bank shall have received the Restructuring Fee in immediately available funds.

(c)                                  Other Fees and Costs.  In addition to Borrower’s obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

(d)                                 Interest.  Interest under the Prior Line of Credit Note shall have been paid current.

11.                               General Release.  In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower and each guarantor hereunder hereby agree as follows (“General Release”):

(a)                                 Borrower and each guarantor hereunder, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge Bank, all of Bank’s predecessors in interest, and all of Bank’s past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower or any guarantor hereunder now has or may acquire as of the later of:  (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower and each guarantor hereunder have executed and delivered this Amendment to Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank’s predecessors in interest, to Borrower or any guarantor hereunder, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)                                 Borrower and each guarantor hereunder hereby acknowledge, represent and warrant to Bank as follows:

(i)                                     Borrower and such guarantor understand the meaning and effect of Section 1542 of the California Civil Code which provides:

“Section 1542.  GENERAL RELEASE; EXTENT.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(ii)                                  With regard to Section 1542 of the California Civil Code, Borrower and each such guarantor agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower and each such guarantor hereby waive and release all rights and benefits which they might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)                                  Each person signing below on behalf of Borrower or any guarantor hereunder acknowledges that he or she has read each of the provisions of this General Release.  Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or any such guarantor may have as of the Release Date.  Borrower and each guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this General Release.

(d)                                 Borrower and each guarantor hereunder hereby specifically acknowledge and agree that:  (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower and each guarantor hereunder to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

12.                               Miscellaneous.  Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

13.                               Reaffirmation; Certification.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment, except as set forth above,  there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

14.                               Waiver of Existing Defaults.  Bank hereby waives its default rights with respect to the Existing Defaults.  This waiver applies only to the Existing Defaults.  It is not a waiver for any subsequent breach of the same provisions of the Credit Agreement, nor is it a waiver of any breach of any other provision of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
WILLDAN GROUP, INC.		NATIONAL ASSOCIATION

By:	/s/ Kimberly D. Gant	By:	/s/ Razia Damji
	Kimberly D. Gant		Razia Damji, Vice President
Senior Vice President/Chief Financial Officer

GUARANTORS’ CONSENT, REAFFIRMATION AND GENERAL RELEASE

Each of the undersigned guarantors of all indebtedness of WILLDAN GROUP, INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby:  (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein; and (v) agrees to join in and be bound by all of the terms and provisions of the General Release contained in Paragraph 11 thereof.

GUARANTORS:

WILLDAN FINANCIAL SERVICES

By:	/s/ Thomas D. Brisbin
Title:	Sole Board Member

WILLDAN ENGINEERING

By:	/s/ Thomas D. Brisbin
Title:	Sole Board Member

WILLDAN HOMELAND SOLUTIONS

By:	/s/ Thomas D. Brisbin
Title:	Sole Board Member

WILLDAN ENERGY SOLUTIONS

By:	/s/ Thomas D. Brisbin
Title:	Sole Board Member